Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-83380, of Brooke Corporation and in the Registration on Form S-8, File No. 333-139675, of Brooke Corporation, of our report dated March 5, 2007, with respect to the financial statements of Brooke Corporation included in the annual report on Form 10-K for the year ended December 31, 2006.

/s/ SUMMERS, SPENCER & CALLISON, CPAs, CHARTERED
Summers, Spencer & Callison, CPAs, Chartered

Topeka, Kansas

March 6, 2007